Exhibit 10.3
2008-000065i
PHYSICAL HEALTH INSURANCE
CONTRACT
AGREEMENT BETWEEN
Puerto Rico Health Insurance Administration (PRHIA) a public instrumentality of the Commonwealth of Puerto Rico organized pursuant to Act 72 of September 7, 1993, as amended, hereinafter referred to as the “ADMINISTRATION”, and represented by its Executive Director, Domingo Nevárez Ramírez, MHSA;
And
TRIPLE-S SALUD, INC., a private corporation duly organized and authorized to do business under the laws of the Commonwealth of Puerto Rico, with Employer Social Security Number ###-##-####, hereinafter referred to as “INSURER”, and represented by its Chief Executive Officer, Ms. Socorro Rivas;
Contractor Name
For the Provision of Health Insurance
coverage to eligible population under the
Government Health Insurance Plan

WITNESSETH
In consideration of the mutual covenants and agreements hereinafter set forth, the parties, their personal representative and successors, agree as follows:
WHEREAS: The parties entered into Contract number 08-065 (the Contract) to provide health insurance coverage for the North and Southwest Areas’ medically indigent population; enrolled in the Government Health Insurance Plan (GHIP) for the period through November 1, 2006 until June 30, 2008.
WHEREAS: The Contract was extended by Amendment Number 08-065-H until June 30, 2010.
WHEREAS: The Board of Directors of the ADMINISTRATION decided to extend the Contract until August 31, 2010 under the same terms and conditions of the Contract #08-065 and its amendments. Also, the premiums established for the period of January 1,2010 until June 30, 2010 remains unchanged. The premiums for the month of September 2010 are amended as provided for in Appendix C.
HENCEFORTH: The appearing Parties agree to amend the Contract #08-065 to extend the effective date and term until September 30, 2010, amend the Article VIII, Section 22 and the Appendix C. The Amendment reads as follows:
Article I: To amend the following language at the end of Article VIII, Section 22, to read as follows:
For the period of the contract, effective from July 1, 2010 through September 30, 2010, the ADMINISTRATION assures that it will provide an adequate stop-loss insurance set at six thousand dollars ($6,000.00).
Article II: To amend provision 1 in Article XXIX “Effective Date and Term” to read as follows:
1.	This contract amendment shall be in effect from July 1st, 2010 until September 30, 2010.

2.	.......

3.	.......

Article III: To amend Appendix C, to incorporate the effective date of the premium rates for this contract period.
All other terms and conditions of the contract number 08-065; and its amendments 08-065A through 08-065H remain unchanged. In witness whereof, the parties have duly executed this Amendment on this 15 day of July, 2010 and affixes below their respective signature.

/s/ Domingo Nevárez Ramírez
Domingo Nevárez Ramírez, MHSA
Executive Director Puerto Rico Health Insurance Administration

/s/ Socorro Rivas
SOCORRO RIVAS
Chief Executive Officer TRIPLE-S SALUD INC.

/s/ Luis A. Marini
LUIS A. MARINI, DMD
Chief Executive Officer

Cifra Cuenta 5000-212

Appendix C
TRIPLE-S SALUD, INC./ TRIPLE C, INC.
The monthly premiums for all beneficiaries, including all those who are sixty-five (65) years and older who are Medicare beneficiaries Part A or Part A and B those who are sixty-five years and older who are not Medicare recipients is established below on a per member per month (pmpm) rate; for the period of July 1st, 2010 to August 31, 2010.
Monthly Premiums Rates
SSS

		Fixed Administrative
Region or Area	Premiums	Cost	Profit
North	$87.99	$6.30	$2.20
Southwest	$87.71	$6.30	$2.19
The INSURER will be paid a fixed administrative cost fee and profit included in the total premium rate paid by the Administration as detailed above. Further, the INSURER’s aggregated net earnings (considering all INSURER’s Health Areas/Regions contracted with the ADMINISTRATION) in excess of 2.5 of the total aggregated earned premium in this contract year period will be shared with the ADMINISTRATION. The ADMINISTRATION share apportionment of the earnings shall be 75% and the INSURER share shall be 25%.
The monthly premiums for all beneficiaries, including all those who are sixty-five (65) years and older who are Medicare beneficiaries Part A or Part A and B those who are sixty-five years and older who are not Medicare recipients are established below on a per member per month (pmpm) rate; for the month of September 2010.
SSS

		Fixed Administrative
Region or Area	Premiums	Cost	Profit
North	$93.54	$6.08	$0.94
Southwest	$91.43	$5.94	$0.91

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